EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. §1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Nature Vision, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities listed below, hereby certifies, pursuant to 18U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:  (i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Nature Vision, Inc.

Date: November 14, 2008	By:	/s/ Jeffrey P. Zernov
Jeffrey P. Zernov
Chief Executive Officer and President
(principal executive officer)

Date: November 14, 2008	By:	/s/ Robert P. King
Robert P. King
Chief Financial Officer
(principal financial officer)

A signed original of this written statement required by Section 906 has been provided to Nature Vision, Inc. and will be retained by Nature Vision, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.